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                                                                   EXHIBIT 10.22

                                   EXHIBIT A

                                AMENDMENT 2001-1
                                     TO THE
                              NEOTHERAPEUTICS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

          NeoTherapeutics, Inc., a Delaware corporation (the "Company"), by resolution of its Board of Directors (the "Board"), previously adopted the NeoTherapeutics, Inc. Employee Stock Purchase Plan (the "Plan") for the benefit of the eligible employees of the Company and certain designated subsidiaries.

          In order to increase the limit on the amount of compensation that an eligible employee may defer under the Plan, and to increase the number of shares of the Company's Common Stock that may be purchased by an eligible employee during any one offering period under the Plan, this Amendment 2001-1 to the Plan has been adopted by the Board, pursuant to the Board's authority under Section 12 of the Plan, effective as of June 21, 2001. This Amendment 2001-1 shall apply only to offering periods under the Plan commencing on or after June 21, 2001. This Amendment 2001-1, together with the Plan, constitute the Plan in its entirety.

          1. The fourth sentence in Section 3(a) shall be amended to read as follows:

          The number of shares of Stock subject to a Participant's Option shall equal the cumulative payroll deductions authorized by such Participant in accordance with subsection (b) for the Option Period (if any), divided by the Option Price; provided, however, that the number of shares of Stock subject to such Option shall not exceed Twelve Thousand Five Hundred (12,500) shares; and, provided, further, that the number of shares of Stock subject to such Option shall not exceed the number determined in accordance with subsection (c).

          2. The fourth sentence in Section 3(b) shall be amended to read as follows:

          A Participant may designate any whole percentage of Compensation which is not less than one percent (1%) and not more than twenty-five percent (25%).

     IN WITNESS WHEREOF, the Company has caused this amendment to be executed this ____________________ day of ____________________, 2001.


                                          NEOTHERAPEUTICS, INC.


                                          By:
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                                          Its:
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